Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 27, 2017, by and between Great Basin Scientific, Inc., a Delaware corporation, with headquarters located at 420 E. South Temple, Suite 520, Salt Lake City, UT 84111 (the "Company"), and the investor listed on Schedule I attached hereto (the "Investor").

WHEREAS:

A.Reference is hereby made to (a) that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company, the Investors and certain other buyers signatory thereto, pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes (the "2015 Notes") and (ii) warrants to acquire shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") (the "2015 Warrants"), (b) that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Investor and certain other buyers signatory thereto (the "2016 SPA"), pursuant to which the Investor and such other buyers acquired (i) senior secured convertible notes (as amended prior to the date hereof, the "2016 Notes") and (ii) warrants to acquire shares of Common Stock (the "2016 Warrants") and (c) that certain Amended and Restated Exchange Agreement, dated November 2, 2016, by and between the Company and the Investor, pursuant to which the Company exchanged all outstanding 2015 Notes for Series F Convertible Preferred Stock, $0.001 par value (the "Existing Preferred Stock"), the terms of which are set forth in the Certificate of Designations for such series of preferred stock.

B.Pursuant to that certain Exchange Agreement, dated April 7, 2017, by and between the Company and the Investor (the "2017 Initial Exchange Agreement"), the Company and the Investor agreed, among other things, (i) to exchange a portion of the Investor's 2016 Note for the Series B Note (as defined in the 2017 Initial Exchange Agreement), (ii) to exchange a portion of the Investor's Existing Preferred Stock (as defined in the 2017 Initial Exchange Agreement) for shares of Common Stock in the Preferred Conversion (as defined in the 2017 Initial Exchange Agreement) and (iii) subject to the satisfaction of certain conditions, to exchange the remaining 2016 Notes, 2015 Warrants, 2016 Warrants and Existing Preferred Stock, respectively, of the Investor for the Series A Note (as defined in the 2017 Initial Exchange Agreement).

C.Pursuant to that certain Amendment and Exchange Agreement, dated April 17, 2017 (the "2017 Amended Exchange Agreement"), by and between the Company and the Investor, (i) the Company exchanged the Series B Note (as defined in the 2017 Initial Exchange Agreement) of the Investor for a New Series B Note (as defined in the 2017 Amended Exchange Agreement), (ii) in lieu of the Qualified Financing Exchange and the Adjustment Exchange (each as defined in the 2017 Initial Exchange Agreement), the Company exchanged the remaining 2016 Notes and the remaining Existing Preferred Stock for a New Series A Note (as defined in the 2017 Amended Exchange Agreement) (the New Series A Notes and the New Series B Notes issued to the Investor and the Other Investors (as defined below) pursuant to the 2017 Amended Exchange Agreement and the other Amendment and Exchange Agreements each entered into by the Company and an Other Investor on April 17, 2017, collectively, the "Existing Notes") and (iii) upon the consummation of the New Series A Exchange (as defined in the 2017 Amended Exchange

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Agreement), the 2015 Warrants and the 2016 Warrants were automatically cancelled for no additional consideration.

D.As of the date hereof, the Investor holds $[●] in aggregate principal amount of a New Series A Note and $[●] in aggregate principal amount of a New Series B Note (collectively, "Investor Note").

E.The Company has authorized a new series of senior secured notes of the Company, in substantially the form attached hereto as Exhibit A (the "Notes").

F.The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

G.The Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Closing (as defined below) that aggregate principal amount of Notes equal to the sum of (i) the principal amount set forth opposite the Investor's name in column (3) on Schedule I attached hereto and (ii) the principal amount set forth opposite the Investor's name in column (4) on Schedule I attached hereto.

H.The Investor acknowledges that the Company has prior to the date hereof issued and sold Notes in the aggregate principal amount of $1,983,319.52 to Hudson Bay Master Fund Ltd., an Other Investor (as defined below) ("Hudson Bay").

I.Notes issued pursuant to the Other Agreements (as defined below), if any, shall be deemed "Notes" as defined hereunder and be of the same series of, and rank pari passu with, the Notes issued pursuant to this Agreement.

J.The Notes will rank senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined below), including, without limitation, any Existing Notes, and will be secured, except to the extent permitted by the terms hereof or in the Transaction Documents, by a first priority perfected security interest (subject to Permitted Liens under and as defined in the Notes) in all of the Collateral (as defined in the Security Documents) of the Company and all direct and indirect Subsidiaries of the Company, formed in the future, as evidenced by a pledge and security agreement, substantially in the form attached hereto as Exhibit B, (as amended or modified from time to time in accordance with its terms, the "Security Agreement").

K.The Notes are also referred to herein as the "Securities".

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1.PURCHASE AND SALE OF NOTES.

(a)Purchase of Notes.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, (x) the Company shall issue and sell to the Investor, and the Investor agrees to purchase from the Company on the Closing Date (as defined below), a principal

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amount of Notes as is set forth opposite the Investor's name in column (3) of Schedule I attached hereto, represented by Certificate No. New 2017 – Cash [●] (the "Cash Note") and (y) the Company shall exchange the principal amount and accrued interest of the Investor Note set forth opposite the Investor's name in column (6) of Schedule I attached hereto for a principal amount of Notes as is set forth opposite the Investor's name in column (4) of Schedule I attached hereto, represented by Certificate No. New 2017 – Exchange [●] (the "Exchange Note") (collectively, the "Closing").

(b)Purchase Price.  The aggregate purchase price for the Cash Notes, to be purchased by the Investor at the Closing (the "Cash Purchase Price") shall be the amount set forth opposite the Investor's name in column (5) of Schedule I attached hereto.  The aggregate purchase price for the Exchange Note, to be purchased by the Investor at the Closing shall be the cancellation of the principal amount and accrued interest of the Investor Note set forth opposite the Investor's name in column (6) of Schedule I attached hereto.

(c)Closing Date.  The date and time of the Closing (the " Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and the Investor) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below, at the offices of the Company.

(d)Form of Payment.  On the Closing Date, (i) the Investor shall pay for the Cash Notes to be issued and sold to the Investor at the Closing by paying the Cash Purchase Price to the Company by wire transfer of immediately available funds in accordance with the Company's written wire instructions and the principal amount and accrued interest of the Investor Note set forth opposite the Investor's name in column (6) of Schedule I attached hereto shall be deemed cancelled and (ii) the Company shall deliver to the Investor the Cash Note and the Exchange Note (each, allocated in the principal amounts as the Investor shall request) which the Investor is then purchasing hereunder, in each case duly executed on behalf of the Company and registered in the name of the Investor or its designee.

(e)Same Series of Notes.  The Investor acknowledges that the Company has prior to the date hereof issued and sold Notes in the aggregate principal amount of $1,983,319.52 to Hudson Bay. The parties hereto acknowledge and agree that such Notes issued to Hudson Bay and the Notes issued pursuant to the other Other Agreements, if any, shall be deemed "Notes" as defined hereunder and be of the same series of, and rank pari passu with, the Notes issued pursuant to this Agreement.

2.INVESTOR'S REPRESENTATIONS AND WARRANTIES.  The Investor, severally and not jointly, represents and warrants with respect to only itself as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) that:

(a)No Public Sale or Distribution.  The Investor is acquiring the Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the

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Securities at any time in accordance with or pursuant to registration under the 1933 Act or an available exemption from such registration requirements and in each case in accordance with any applicable state securities laws.  The Investor is acquiring the Securities hereunder in the ordinary course of its business.  The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities.  For purposes of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

(b)Accredited Investor Status.  The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c)Reliance on Exemptions.  The Investor understands that the Securities have not been registered under the 1933 Act or any applicable state securities laws and are being offered and sold to it in reliance on the exemptions from registration under the 1933 Act provided by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D under the 1933 Act and pursuant to similar exemption from any applicable state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d)Information.  The Investor and its advisors, if any, have had access to the Company's SEC filings filed electronically on EDGAR and available at www.sec.gov and has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Investor.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained herein.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency, including but not limited to the SEC, has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)Transfer or Resale.  The Investor understands that:  (i) the Cash Notes have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred, directly or indirectly, unless (A) subsequently registered thereunder, (B) such sale, offer, assignment or transfer is to the Company, (C) the sale, offer, assignment or transfer is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with any applicable state securities laws provided that the Investor has furnished to

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the Company reasonable assurances, in form and substance reasonably satisfactory to the Company, that registration is not required under the 1933 Act or (D) such sale, offer, assignment or transfer is pursuant to a transaction that does not require registration under the 1933 Act or any applicable state securities laws provided that the Investor has furnished to the Company an opinion of counsel of recognized standing selected by the Investor, in form and substance reasonably satisfactory to the Company, that registration is not required under the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not available, any resale of the Cash Notes under circumstances in which the seller (or the Person) through whom the sale is made may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Cash Notes under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)Legends.  The Investor understands that the certificates or other instruments representing the Cash Notes until the six (6) months after the Closing Date, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates) (the "Private Placement Legend"):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS PROVIDED THAT THE HOLDER HAS FURNISHED TO THE COMPANY REASONABLE ASSURANCES, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE

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REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES PROVIDED THAT THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING SELECTED BY THE HOLDER, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

In addition, the Investor understands that the certificates or other instruments representing the Securities shall bear a legend in substantially the following:

PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), THE DIRECTOR OF FINANCE OF THE COMPANY WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i).  THE DIRECTOR OF FINANCE OF THE COMPANY MAY BE REACHED AT TELEPHONE NUMBER (801) 990-1055.

The Private Placement Legend set forth above shall be removed and/or the Company shall issue a certificate without such legend to the holder of the Cash Notes upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if (i) such Cash Notes are registered for resale by the holder under the 1933 Act, or (ii) the Cash Notes are sold, assigned or transferred pursuant to Rule 144, or can be sold, assigned or transferred pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(i), and such holder provides the Company with reasonable assurances, in form and substance reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Cash Notes may be made without registration under the applicable requirements of the 1933 Act.  The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.  For the avoidance of doubt, the Exchange Notes shall not bear the Private Placement Legend or any other restrictive legend and shall be freely tradable by the Investor.

(h)Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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(i)No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(j)Residency.  The Investor is a resident of that jurisdiction specified below its address on Schedule I attached hereto.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) that:

(a)Organization and Qualification.  The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.  The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company has no "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest).

(b)Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Security Documents (as defined below) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, have been duly authorized

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by the unanimous consent of all members of the Company's Board of Directors and (other than the filing of a Form D with the SEC, the Waiver (as defined in Section 5(v)) and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. For purposes of this Agreement, the term "Security Documents" means the Security Agreement, any account control agreement, any copyright, patent and trademark agreements required by the terms of the Security Agreement, any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents requested by the Collateral Agent (as defined in the Security Agreement) to create, perfect, and continue perfected or to better perfect the Collateral Agent's security interest in and liens on all of the assets of the Company and each of its Subsidiaries, if any (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents.

(c)Issuance of Securities.  The issuance of the Notes are duly authorized and, upon issuance, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.  For the purposes of Rule 144 of the 1933 Act, the Company acknowledges and agrees that (i) the holding period of the 2016 Notes may be tacked onto the holding period of the New Series A Note issued in exchange for such 2016 Notes pursuant to the 2017 Amended Exchange Agreement and (ii) the holding period of the 2016 Notes and the New Series A Notes may be tacked onto the holding period of the Exchange Notes. The Company agrees not to take a position contrary thereto or inconsistent with this Section 3(c).

(d)No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes) will not (i) result in a violation of the Company's Certificate of Incorporation or Bylaws, any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company, any capital stock of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTCQB (the "Principal Market") and including all applicable laws of the State of Delaware and any foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

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(e)Consents.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with (other than the filing of a Form D, the Waiver and other filings as may be required by state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made timely after the Closing Date in accordance with the requirements of Regulation D in the case of the Form D filing, provided that the Waiver shall be obtained on or prior to the Closing Date), and the Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(f)Acknowledgment Regarding the Investor's Purchase of Securities.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) to the knowledge of the Company, an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")).  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities.  The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by the Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

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(h)No Integrated Offering.  None of the Company, any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.  None of the Company, its affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i)Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Subsidiaries.

(j)Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long the Investor holds any Securities, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(k)Ranking of Notes.  No Indebtedness of the Company ranks pari passu with or is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(l)Transfer Taxes.  On the Closing Date, all stamp duties, stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(m)Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

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(n)Acknowledgement Regarding the Investor's Trading Activity.  The Company acknowledges and agrees that (i) the Investor has not been asked to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Investor, and counter-parties in "derivative" transactions to which the Investor is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) the Investor shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that the Investor may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any of the documents executed in connection herewith.

(o)U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended and the Company shall so certify upon the Investor's request.

(p)Bank Holding Company Act.  Neither the Company nor any of its affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any  entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(q)No Additional Agreements.  The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(r)Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company to the Investor pursuant to or in connection with this Agreement and the other

DOC ID - 26682824.6	- 11 -

Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that the Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(s)Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(t)No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act ("Regulation D Securities"), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person" and, together, "Issuer Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.  The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

(u)Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor or the Other Investors or potential purchasers in connection with the sale of any Regulation D Securities.

4.COVENANTS.

(a)Best Efforts.  Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to

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qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c)Reporting Status.  Until none of the Notes are outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d)Use of Proceeds. The Company will use the proceeds from the sale of the Securities as described in that certain budget delivered by the Company to the Investor prior to the date hereof and approved by the Investor.

(e)Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system: (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8‑K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f)Fees.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Investor.

(g)Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby

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agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h)Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first (1st) Business Day after the date hereof, the Company shall issue a press release reasonably acceptable to the Investor and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents, in each case, to the extent not publicly disclosed prior to the date hereof (including, without limitation, this Agreement (and all schedules and exhibits to this Agreement), the form of the Waiver, the form of the Note and the Security Documents as exhibits to such filing (including all attachments), the "8‑K Filing").  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its respective officers, directors, employees, affiliates or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no force or effect.  The Company shall not, and shall cause each of its Subsidiaries, if any, and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor.  If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, it may provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees or agents.  The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, affiliates, employees, stockholders or agents for any such disclosure.  To the extent that the Company delivers any material, non-public information to the Investor without its consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the

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Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of Investor in any filing, announcement, release or otherwise. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the securities of the Company.

(i)Additional Notes.  So long as the Investor or any Other Investor beneficially owns any Securities, the Company will not issue any Notes other than to the Investor or any Other Investor as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes.

(j)Corporate Existence.  So long as the Investor beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(k)Conduct of Business.  The business of the Company and its Subsidiaries, if any, shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l)Notice of Disqualification Events. The Company will notify the Investor in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(m)Collateral Agent.

(i)The Investor hereby (a) appoints Hudson Bay as the collateral agent hereunder and under the Security Documents (in such capacity, the "Collateral Agent"), (b) acknowledges that Hudson Bay acts as collateral agent with respect to the Existing Notes and hereby waives conflicts of interests, if any, that may arise by virtue of Hudson Bay acting as collateral agent with respect to both the Notes and the Existing Notes, and (c) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on the Investor's behalf in accordance with the terms hereof and thereof.  The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of the Investor.  Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Investor for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Investor agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with

DOC ID - 26682824.6	- 15 -

the performance by such Collateral Agent Indemnitee of the duties and obligations of the Collateral Agent pursuant hereto or any of the Security Documents.

(ii)The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii)The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes.  Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below.  Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement.  After any Collateral Agent's resignation hereunder, the provisions of this Section 4(m) shall inure to its benefit.  If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes appoints a successor Collateral Agent as provided above.

(iv)The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the holders of a majority of the outstanding principal amount of Notes or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4(m), to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by each of the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(n)FAST Compliance. While any Notes are outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

(o)DIP Financing.  If (i) the Company commences a bankruptcy case (the "Chapter 11 Case") in a United States Bankruptcy Court (the "Bankruptcy Court") pursuant to chapter 11 of title 11 of the United States Code (as amended, the "Bankruptcy Code"), (ii) the terms of a debtor in possession financing loan (the "DIP Loan") are agreed upon between the Company and the Investor, and (iii) after notice and a hearing, the Bankruptcy Court enters an order acceptable to the Investor in its sole discretion authorizing the Company's entry into the DIP Loan, then the Cash Notes shall be repaid or refinanced by the DIP Loan.  Each Other

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Investor shall have the option of becoming a lender under the DIP Loan in an amount equal to the pro rata share of Cash Notes such Other Investor holds on the date the Company commences the Chapter 11 Case. Each of the Company and the Investor shall take such actions and execute and deliver such agreements, instruments, or other documents as may be required to give effect to the provisions of this Section 4(o) and as are required to consummate the DIP Loan on terms substantially mutually acceptable to the Company and the Investor.

(p)Waiver.  The Company shall not amend or waive any provision of the Waiver.

(q)Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to the Investor a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 6 hereof or otherwise.

5.CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

Closing.  The obligation of the Company hereunder to issue and sell the Notes to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i)The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)The Investor shall have delivered for the Notes being purchased by the Investor at the Closing its Cash Purchase Price to the Company by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)The Collateral Agent will have duly executed the subordination and intercreditor agreements, subordinating the obligations that the Company owes to Spring Forth Investments, LLC and the Utah Autism to the obligations of the Company to the Investor under the Transaction Documents and to the Other Investors under the Other Agreements (as defined in Section 9(p)) each of the other agreements entered into in connection with the transactions contemplated by the Other Agreements (the "Subordination Agreements").

(iv)The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(v)The Company shall have received waivers duly executed and delivered by the Required Holders (as defined in each of the Existing Notes) (the "Existing Required Holders") allowing the Company to enter into this Agreement and the other

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Transaction Documents and consummate the transactions contemplated hereby and thereby in the form attached hereto as Exhibit C (the "Waiver").

(vi)The Investor shall have delivered to the Company a Forbearance Agreement, duly executed by the Investor in the form attached hereto as Exhibit D (the "Forbearance Agreement").

6.CONDITIONS TO THE INVESTOR'S OBLIGATION TO PURCHASE.

(a)

Closing.  The obligation of the Investor hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)The Company and each of its Subsidiaries, if any, shall have duly executed and delivered to the Investor each of the following documents to which it is a party: (A) each of the Transaction Documents, (B) the Cash Note (allocated in such principal amounts as the Investor shall request) being purchased by the Investor at the Closing pursuant to this Agreement and (C) the Exchange Note (allocated in such principal amounts as the Investor shall request) being purchased by the Investor at the Closing pursuant to this Agreement.

(ii)The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(iv)The Collateral Agent shall have received certified copies of request for copies of information on Form UCC‑11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such liens.

(v)The Collateral Agent shall have received the Security Agreement, duly executed by the Company, together with (A) the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other

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proper instruments of transfer and (B) any copyright, patent and trademark agreements required by the terms of the Security Agreement.

(vi)The Collateral Agent shall have received the Subordination Agreements, duly executed by all parties thereto.

(vii)The Company shall have received the Waiver duly executed and delivered by the Existing Required Holders.

(viii)The Company shall have delivered to the Investor the Forbearance Agreement, duly executed by the Company.

(ix)The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.TERMINATION.  In the event that the Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the failure to satisfy the conditions set forth in Sections 5 and 6 above (and the affected party not waiving such unsatisfied condition(s)), the affected party shall have the option to terminate this Agreement at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 7, the Company shall remain obligated to reimburse the Investor or its designee(s), as applicable, for the expenses described in Section 4(f) above.

8.RELEASE.  In consideration of, among other things, the Investor's execution and delivery of this Agreement and consideration of the Investor's entry into the Transaction Documents, and for other good and valuable consideration the sufficiency of which is hereby acknowledged by the Company, the Company, on behalf of itself, its predecessors, successors and assigns, Subsidiaries and affiliates (collectively, "Releasors"), hereby forever (i) agrees and covenants not to sue or prosecute against any Releasee (as defined below) and (ii) conclusively, absolutely, unconditionally, irrevocably and forever releases, waives, and discharges to the fullest extent permitted by law, each Releasee from, any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, obligations, warranties, liabilities, damages and consequential and punitive damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the "Claims"), of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, that such Releasor has against the Investor or would have been legally entitled to assert (whether individually or collectively) in any capacity against its affiliates, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective predecessors, successors and assigns and each and all of the officers, directors, employees, and agents, attorneys, advisors, auditors, consultants and other representatives of each of the foregoing (collectively, the "Releasees"), based in whole or in part on facts whether or not now known, from the beginning of time through and including the date of this Agreement, that relate to, arise out of or otherwise are in connection with any or all of the Investor's Notes, the Investor's Existing Notes, the Security Documents, the other Transaction Documents and any other

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agreement entered into prior to the date hereof between the Releasor and the Releasee (collectively, the "Released Documents"), or any transactions contemplated thereby or any acts or omissions in connection therewith; provided, however, that the foregoing shall not release the Releasee from its express obligations under any of the Released Documents.

9.MISCELLANEOUS.

(a)Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of

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the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor; provided, that the provisions of Section 4(m) cannot be amended without the additional prior written approval of the Collateral Agent or its successor.  Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon the Investor and holder of Securities and the Company.  No such amendment shall be effective to the extent that it applies to less than all of the Investor or holders of Securities.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents or holders of Notes.  The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Investor has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Great Basin Scientific, Inc.

420 E. South Temple, Suite 520

Salt Lake City, UT 84111

Telephone: (801) 990-1055 ext. 112

Facsimile: (801) 990-1051

Attention: Jeff Rona

Email:jrona@gbscience.com

DOC ID - 26682824.6	- 21 -

With a copy to:

Snell & Wilmer L.L.P.

15 West South Temple, Suite 1200

Gateway Tower West

Salt Lake City, Utah  84101-1547

Telephone:(801) 257-1928
Facsimile:(801) 257-1800
Attention:David E. Leta, Esq.

Email:dleta@swlaw.com

With a copy (for informational purposes only) to:

Kelley Drye & Warren LLP

101 Park Avenue, 27th Floor

New York, New York 10178

Telephone:(212) 808-7540
Facsimile:(212) 808-7897
Attention:Michael Adelstein, Esq.

Email:madelstein@kelleydrye.com

If to the Transfer Agent:

American Stock Transfer and Trust Company

6201 15th Avenue

Brooklyn, NY 10219
Telephone: (972) 684-5307

Facsimile: (718) 765-8763

Attention: Kathy O'Kane

E-mail: kokanee@amstock.com

If to the Investor, to its address, facsimile number and e-mail address set forth on Schedule I attached hereto, with a copy (for informational purposes only) to the counsel forth opposite the Investor's name in column (7) on Schedule I attached hereto;

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

DOC ID - 26682824.6	- 22 -

(g)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes).  The Investor may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights.

(h)No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i)Survival.  Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5, 8 and 9 shall survive the Closing.  The Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)     Indemnification.

(i)In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these

DOC ID - 26682824.6	- 23 -

purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by the Investor pursuant to Section 4(h), or (iv) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii)Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  Legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders.  The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation and such settlement shall not include any admission as to fault on the part of the Indemnitee.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

DOC ID - 26682824.6	- 24 -

(iii)The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)Remedies.  The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor hereunder or pursuant to any of the other Transaction Documents or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)Independent Nature of the Investors' Obligations and Rights.  The obligations of the Investor under any Transaction Document are several and not joint with the

DOC ID - 26682824.6	- 25 -

obligations of any Other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any Other Investor under any Other Agreement.  Nothing contained herein or in any Other Agreement, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other investor to be joined as an additional party in any proceeding for such purpose. As used herein, "Other Agreement" means agreements in the form of this Agreement (other than the reimbursement of legal fees, proportional changes reflecting such Other Investors' Notes purchased thereunder and any and all provision relating to the closing(s) under such agreements) pursuant to which Hudson Bay has purchased Notes prior the date hereto and other Other Investors shall purchase Notes at a closing to occur simultaneously with the Closing Date hereunder.

(q)Equal Treatment Acknowledgement; Most Favored Nations.  The parties hereto herby acknowledge and agree that, in accordance with Section 9(e) of each of the 2015 SPA and the 2016 SPA, the Company is obligated to present the terms of this offering to each holder of Existing Notes; provided that each Other Agreement shall be negotiated separately with each Other Investor. The Company and the Investor hereby acknowledge and agree that by offering to the holders of Existing Notes the opportunity to participate in the purchase of Notes, the Company shall have treated all holders of the Existing Notes equally and the transactions contemplated hereby therefore shall not be deemed to disproportionately and materially adversely affect any holders of Existing Notes even if such holders of Existing Notes elect not to purchase Notes.  The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the purchase of any Notes (each a "Purchase Document"), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Investor and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Purchase Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Purchase Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor.  The provisions of this Section 9(q) shall apply similarly and equally to each Purchase Document.

DOC ID - 26682824.6	- 26 -

[Signature Page Follows]

DOC ID - 26682824.6	- 27 -

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

DOC ID - 26682824.6

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

INVESTOR:

[●]

By:
Name:
Title:

DOC ID - 26682824.6

[Signature Page to Securities Purchase Agreement]

SCHEDULE I

(1)	(2)	(3)	(4)	(5)	(6)	(7)

Investor	Address and Facsimile Number	Aggregate Principal Amount of Cash Notes	Aggregate Principal Amount of Exchange Note	Cash Purchase Price	Cancellation of Investor Note at the Closing	Legal Representative's Address and Facsimile Number
[●]	[address] Attention: [●] Facsimile: [●] Telephone: [●] Residence: [●] E-mail: [●]	$[●]	$[●]	$[●]	$[●] principal amount of New Series A Notes and/or $[●] principal amount of New Series B Notes

DOC ID - 26682824.6

EXHIBITS

Exhibit AForm of Notes

Exhibit BForm of Security Agreement

Exhibit CForm of Waiver

Exhibit DForm of Forbearance Agreement

DOC ID - 26682824.6